Investor Relations Presentation March 2019

U.S. Concrete, Inc. - Overview

- U.S. Concrete is one of the largest and fastest growing construction materials companies in North America
  - Increased sales at 17.2% CAGR since 2011
  - Value enhancing franchises which are almost impossible to replicate
- Operate in some of the fastest growing and most attractive metropolitan markets in the U.S., including New York, Philadelphia, San Francisco, Dallas/Fort Worth and Washington, D.C.
- Vertically integrated into aggregates, internally supplying approximately 32% of our aggregates requirements
- Our market leadership, vertical integration and logistics expertise provides us with significant competitive advantages that enable us to offer a compelling value proposition for both our customers and suppliers

Revenue ($mm)*



$495
$531
$615
$704
$975
$1,168
$1,336
$1,506
2011
2012
2013
2014
2015
2016
2017
2018
CAGR 2011-2018: 17.2%

Adjusted EBITDA ($mm)*



$5
$25
$48
$75
$132
$160
$192
$194
2011 1.0%
2012 4.7%
2013 7.9%
2014 10.7%
2015 13.5%
2016 13.7%
2017 14.4%
2018 12.8%
Adjusted EBITDA Margin
CAGR 2011-2018: 69.5%

* Per respective years financial statements

2018 Financial Mix

Revenue Mix by Region



Eastern Region 34%
Central Region: 35%
West Region: 31%

Ready-Mix Volume by End Market



Commercial & Industrial: 57%
Residential: 26%
Street, Highway & Other Public Works: 17%

Adjusted EBITDA by Segment



Ready-mixed Concrete: 74%
Aggregates & Aggs Related: 24%
Other: 2%

US CONCRETE

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USCR has Transformed Over the Last 7 Years Into a Leading and Highly Profitable Construction Materials Supplier Significant Growth Markets 2011 2018 Aggregates (‘000 tons) 2,741 11,110 Asset Base Ready-Mixed Concrete Aggregates Producing Ready-Mix (‘000 CYDs) 4,047 9,546 Operating Facilities Facilities Sales ($mm) $495 $1,506 2011 Current 2011 Current EBITDA ($mm) $5 $194 West Region 18 26 0 1 Vertical Integration % 23% 32% Central Region 69 124 4 14 Ready-Mixed Concrete Plants 113 198 East Region 26 48 3 4 Aggregates Facilities 7 19 Total 113 198 7 19 3

U.S. Concrete Plays a Critical Role in the Construction Materials Value Chain Construction Materials Value Chain Materials Production Ready-Mix Manufacturing Customers and Supplying Commercial (medium-large projects) • High service complexity, scale critical, rigorous quality standard, ability to differentiate on product • A core focus of USCR Residential (small projects) • Service complexity low • Not a core focus of USCR Infrastructure (medium-large projects) • Service complexity, need scale, ability to differentiate on product • A core focus of USCR U.S. Concrete’s Value Proposition • Serves as a critical raw material producer and finished good manufacturer to highly fragmented and diverse contractor customer base • Supplying ready-mixed concrete requires a high degree of product, logistic and services expertise due to its unique attributes (short product life span, value-to-weight ratio) • Given the logistical proficiency required in the delivery process, we are able to differentiate ourselves from our competitors based on scale, service and product quality, enabling us to earn attractive returns 4

Strategic Focus has Driven Superior Operating Acumen that Facilitates Industry Leading Profitability USCR’s Core Competencies and Competitive Advantages • A uniquely comprehensive urban asset base: • Well positioned to supply large, complex urban projects from unique plant networks in large metro markets that are difficult to serve • Comprehensive asset base enables greater efficiencies and asset utilization • Logistics and scheduling expertise • Increased investment in technology to drive continued improvements • Scale leverages purchasing power advantages, delivery and asset utilization efficiencies • Proven ability to create value through M&A • Deep industry relationships facilitate proprietary sourcing of acquisitions • Repeatable acquisition and integration processes to maximize synergies • Concrete mix design expertise • Ability to meet stringent specifications • National Research Laboratory • Developing industry leading solutions • Regional laboratories 5

Multiple Levers to Drive Continued Growth Strong track record of creating value through consistent execution of a profitable growth strategy Organic • Continued market share gains Growth • Further aggregates volume pull through National Ready-Mix Market Share • Increased self-supply of higher margin aggregates 2.6% 2.3% Operating • Realization of operating improvements 2.1% 1.8% Excellence • Increased use of technology to drive improved 1.7% 1.7% 1.7% logistics, i.e. WheresMyConcrete?™ , VERIFI® Strategic • Augment existing market positions with bolt-ons • Move into new geographic markets 2011 2012 2013 2014 2015 2016 2017 Acquisitions • Increase vertical integration into aggregates Product • National Research Laboratory Market growth • Leader in sustainable product development Development • Able to meet stringent specifications opportunity remains very strong • Well diversified end markets with significant Market room for continued expansion • Markets growing faster than the national Growth average 6

Well Positioned to Continue to Capitalize on the Construction Cycle Strong prospects for an elongated period of cyclical growth Ready-Mix Concrete Consumption Per Capita Private Construction Investment % of GDP 1.4 7.0% Cubic Yards 6.0% 5.0% 4.0% 3.0% 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Private Construction % of GDP 1997-2017 Average Public Construction Investment % of GDP 1.1 2.2% Cubic Yards 2.0% 1.8% 1.6% 1.4% 1997-2007 Average 2017 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Public Construction % of GDP 1997-2017 Average 7

GDP, Infrastructure catalysts for continued growth with CycleGrowth Opportunity Far From Peak Volume (in mm cubic yards (“CYDs”)) 400 450 200 250 300 350 500 100 150 50 0 1997 Source: NRMCA (2018 (2018 NRMCA Source:projections) 348 Current demand levels remain below those seen in prior decades prior in seen those below remain levels demand Current 1998 372 Production U.S. 1999 391 2000 396 2001 406 2002 390 2003 404 2004 432 2005 Avg. 441 Avg. 458 2006 457 2007 415 2008 352 2009 259 2010 257 2011 266 2012 Growth Drivers Source: Bureau of of EconomicAnalysis Bureau Source: 290 • • • • Attractive MSA markets MSA Attractive Spending Highway & Infrastructure GDP Population U.S. 2013 300 • • • • 2018 2018 1997 2018 1997 2014 325 – – – – 2015 $11.2 trillion $11.2 million 272.6 $20.9 trillion $20.9 million 327.2 336 2016 Avg. 347 Avg. 343 2017 351 2018 359 8

Well-Positioned to Continue to Capture Market Share

Strong track record of growing faster than the market and gaining profitable share

Growth Drivers

Significant Competitive Advantages

- Leading market positions
- Scale leverages asset utilization, purchasing and operating efficiencies and logistic capabilities
- Operating excellence in difficult urban environments
- Vertical integration into aggregates
- Proprietary logistic management software
- Leader in sustainable product development

Initiatives for Further Organic Growth

- Continue to consolidate markets
- Vertically integrate
- Expand to new markets focusing on MSA's within defined megaregions
- Enter markets that we can consolidate further
- Choose companies with strong reputations and leadership
- Create defensible market positions
- Develop new, proprietary products

US CONCRETE

Above Market Growth

Ready-Mix Concrete (mm CYDs)



266.0
289.8
300.4
324.8
336.0
347.4
348.0
358.9
4.05
4.84
5.23
5.70
7.04
8.12
8.98
9.55
U.S. Market Volume
USCR Volume
2011
2012
2013
2014
2015
2016
2017
2018

Source: NRMCA (2018 projections) and USCR Actuals

Aggregates



USCR Volume ('000 tons)
U.S. Market Volume (MMT)
2,741
3,407
3,597
4,650
4,919
5,563
6,197
11,110
1,969
1,996
2,004
2,080
2,221
2,248
2,250
2,370
2011
2012
2013
2014
2015
2016
2017
2018

Source: USGS and USCR Actuals

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Acquisitions are a Key Source of the Value Creation Strategy USCR has developed a sustainable acquisition model which is a key contributor to value creation Strengthens Our Business Market consolidation Enhances service capabilities Increases vertical integration Geographic expansion Value Creation Adds relevant scale from Acquisitions Significant Synergy Realization Purchasing scale benefits Overhead leverage Asset optimization / Capex savings Best practices 10

Logistics Innovation Driving Delivery Efficiencies U.S. Concrete owns and licenses the WheresMyConcrete? technology platform providing a distinct competitive advantage in the marketplace Robust Digital Platform Cloud-Based Analytics Secure Mobile • Improves Customer • High Availability • Access Real-Time • Granular Security • Access for Interactions Data Roles Customers, Drivers, • Continuous Sales & Management • Increases Innovation • Actionable Insights • Two-Factor Operational into Operations Authentication • Anywhere, Anytime Efficiencies • Cost Effective Access • Truck Efficiency • Continuous • IoT Enabled with • Open Integration to Monitoring Integration to Truck Various 3rd Party • Driver Performance Solutions • SOX Compliant Sensors & GPS • Sales Analysis Tracking Devices • Financials 11

Our Strategy – Go Where the People Are Megaregions • Represent 75% of America’s GDP • Represent <15% of the U.S. landmass • Contain more than 70% of the nation’s population and jobs Top MSAs 1. New York City 2. Los Angeles 3. Chicago 4. Dallas/Fort Worth 5. Houston 6. Washington, D.C. 7. Philadelphia 8. Miami 9. Atlanta 10. Boston 11. San Francisco Current USCR Markets Source: Regional Plan Association 12

Positioned for Continued Long-Term Value Creation Through Further Margin Enhancement Further Vertical Integration Operational Improvements Acquisitions and Synergies 30% 14% $110mm 15% $70mm Adjusted EBITDA % EBITDA Adjusted 11% Adjusted EBITDA % EBITDA Adjusted Ready-Mix Aggregates 2014 2017 Acq. EBITDA Current EBITDA Contribution Aggregates typically command a Greater plant network for optimal Strong track record of synergy higher margin than ready-mixed truck logistics and delivery realization with new and existing concrete maximization operations By increasing our aggregates sales, Improved dispatch management Synergies from 2017 acquisitions to our consolidated margin will increase systems be realized in 2018 – 2019 Self-supply aggregates will also lead Streamlined concrete mix design to other strategic, margin enhancing process for improved accuracy and Strong pipeline of acquisitions benefits customer satisfaction 13

Capitalization and Liquidity

Historical Capitalization

Balance Sheet as of:	Dec-31-2012	Dec-31-2013	Dec-31-2014	Dec-31-2015	Dec-31-2016	Dec-31-2017	Dec-31-2018
Pricing as of*:	Mar-08-2013	Mar-07-2014	Mar-06-2015	Mar-04-2016	Mar-01-2017	Mar-02-2018	Feb-27-2019
Currency	USD	USD	USD	USD	USD	USD	USD
Capitalization Detail							
Share Price	$12.55	$26.37	$31.90	$54.75	$66.65	$69.40	$40.70
Shares Out.	13.3	14.0	14.0	14.9	15.7	16.7	16.6
Market Capitalization	166.9	369.2	446.6	815.8	1,046.4	1,159.0	675.6
- Cash & Short Term Investments	4.8	112.7	30.2	3.9	75.8	22.6	20.0
+ Total Debt	63.5	214.1	220.4	281.7	449.3	693.3	714.1
+ Pref. Equity	-	-	-	-	-	-	-
+ Total Minority Interest	-	-	-	-	-	21.7	24.8
= Total Enterprise Value (TEV)	225.6	470.6	636.8	1,093.6	1,419.9	1,851.4	1,394.5
Book Value of Common Equity	92.5	83.7	101.5	164.9	188.8	280.5	312.4
+ Pref. Equity	-	-	-	-	-	-	-
+ Total Minority Interest	-	-	-	-	-	21.7	24.8
+ Total Debt	63.5	214.1	220.4	281.7	449.3	693.3	714.1
= Total Capital	156.0	297.8	321.9	446.6	638.1	995.4	1,051.3

Leverage

	2012	2013	2014	2015	2016	2017	2018
Net Debt/Adj. EBITDA	2.4x	2.1x	2.5x	2.1x	2.3x	3.5x	3.6x
Total Debt/Adj. EBITDA	2.6x	4.4x	2.9x	2.1x	2.8x	3.6x	3.7x
Total Secured Debt/EBITDA	2.6x	4.4x	2.9x	2.1x	0.3x	0.4x	0.6x

Liquidity

	2012	2013	2014	2015	2016	2017	2018
Cash & Short Term Investments	4.8	112.7	30.2	3.9	75.8	22.6	20.0
Undrawn Revolver	52.4	88.3	109.8	131.2	221.3	206.4	243.7
Total Liquidity	57.2	201.0	140.0	135.1	297.1	229.0	263.7

* Represents stock price, one day following the earnings release for the prior year

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Reconciliation of Non-GAAP Financial Measures

	Year ended December 31,							
	2018	2017	2016	2015 (restated)	2014	2013	2012	2011
Total Adjusted EBITDA Reconciliation								
Income (loss) from continuing operations	$31.3	$26.3	$9.6	$(5.1)	$21.6	$(18.3)	$(25.7)	$(11.7)
Income tax expense (benefit)	16.8	12.4	21.1	0.8	2.2	1.2	(3.8)	(0.8)
Depreciation, depletion and amortization	91.8	67.8	55.0	43.6	23.8	18.9	15.7	19.7
Interest expense, net	46.4	42.0	27.7	21.7	20.4	11.3	11.3	11.1
Non-cash change in value of contingent consideration	-	7.9	5.2	0.9	-	-	-	-
Impairment of goodwill and other assets	1.3	6.2	-	-	-	-	-	-
Hurricane-related losses, net of recoveries	(0.8)	3.0	-	-	-	-	-	-
Quarry dredge costs for specific event	1.1	3.4	-	-	-	-	-	-
Purchase accounting adjustments for inventory	0.8	1.3	-	-	-	-	-	-
Foreign currency losses resulting from Polaris	-	1.9	-	-	-	-	-	-
Non-cash stock compensation expense	10.4	8.3	7.1	5.8	3.7	5.4	2.5	-
Acquisition-related costs	6.2	10.1	2.2	3.8	-	-	-	-
Officer transition expenses	-	0.8	-	-	-	0.2	-	-
Eminent domain costs	0.7	-	-	-	-	-	-	-
Litigation settlement costs	2.1	-	-	-	-	-	-	-
Gain on sale of business	(14.6)	-	-	-	-	-	-	-
Loss (gain) on extinguishment of debt	-	0.1	12.0	-	(0.0)	(1.0)	2.6	-
Derivative loss (income)	-	0.8	19.9	60.0	3.6	30.0	19.7	(13.4)
Corporate headquarters relocation expense	-	-	-	-	-	0.6	2.5	-
Adjusted EBITDA	**$193.5**	**$192.3**	**$159.8**	**$131.9**	**$75.2**	**$48.3**	**$24.9**	**$4.8**
Adjusted EBITDA margin	12.8%	14.4%	13.7%	13.5%	10.7%	7.9%	4.7%	1.0%

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of goodwill and other assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane-related losses, net of recoveries and derivative loss (income). Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The table above reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in millions) and is presented per respective years financial statements.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in a accordance with GAAP.

US CONCRETE

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Thank You 331 N. Main Street Euless, TX 76039 844-828-4774 www.us-concrete.com